Sales Report:Supplement No. 52 dated Oct 05, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 424508
This series of Notes was issued and sold upon the funding of the borrower loan #38796, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction start date:	Sep-15-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-25-2009

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 14.47%	Starting monthly payment:	$166.86
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$162.04

Auction yield range:	4.27% - 11.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1997	Debt/Income ratio:	13%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	7y 7m
Amount delinquent:	$0	Revolving credit balance:	$33,083	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	mhzinger1723	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to pay down credit cards that had to be used after my wife lost her job while having to be treated for a medical ailment.

My financial situation:
I am a good candidate for this loan because although I had to rely on credit cards during this period, I have always made early payments and over minimum payments. I have not only held, but advanced several times in sales management during my time at my current employment. We are now moving forward and want out from the burden of the everchanging credit card regulations under the new administration.

Monthly net income: $ 10,900

Monthly expenses: $
??Housing: $3200
??Insurance: $150
??Car expenses: $1010
??Utilities: $300
??Phone, cable, internet: $320
??Food, entertainment: $500
??Clothing, household expenses $100
??Credit cards and other loans: $770
??Other expenses: $2750 (rental properties)?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lagnisiruk	$25.00	$25.00	9/15/2009 4:52:54 PM
don8ter	$60.00	$60.00	9/15/2009 4:53:04 PM
DukSerduk	$25.00	$25.00	9/15/2009 4:53:15 PM
testobsessed	$100.00	$100.00	9/15/2009 4:53:37 PM
seasportsguy	$25.00	$25.00	9/15/2009 4:53:56 PM
Halos2002	$50.00	$50.00	9/15/2009 4:54:52 PM
elasermd	$50.00	$50.00	9/15/2009 4:53:46 PM
Kame	$25.00	$25.00	9/15/2009 4:54:18 PM
personal-lender	$25.00	$25.00	9/15/2009 4:54:29 PM
compoundinterest	$50.00	$50.00	9/15/2009 4:56:10 PM
LoanGiver	$25.00	$25.00	9/15/2009 5:17:55 PM
Cai8899	$25.00	$25.00	9/15/2009 4:52:48 PM
Cherrypicker06	$25.00	$25.00	9/15/2009 4:53:00 PM
skuba	$50.00	$50.00	9/15/2009 4:53:21 PM
understanding-marketplace	$100.00	$100.00	9/15/2009 4:53:33 PM
gold-tsunami	$25.00	$25.00	9/15/2009 4:54:34 PM
snowman34	$25.00	$25.00	9/15/2009 4:57:25 PM
Syzygy	$25.00	$25.00	9/16/2009 10:48:06 AM
Barak	$80.00	$80.00	9/17/2009 8:21:24 AM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:29 PM
benroo	$25.00	$25.00	9/17/2009 12:54:37 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:27 PM
SNH	$50.00	$50.00	9/18/2009 10:12:37 AM
j48	$25.00	$25.00	9/18/2009 10:52:38 AM
brainy-dedication	$25.00	$25.00	9/18/2009 1:08:25 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:53 PM
meux99	$25.00	$25.00	9/18/2009 5:04:21 PM
goofy15975	$25.00	$25.00	9/18/2009 5:22:04 PM
MidnightBank	$25.00	$25.00	9/19/2009 7:29:05 AM
chief_wo	$25.00	$25.00	9/19/2009 7:27:36 AM
Viamin	$25.00	$25.00	9/20/2009 1:22:38 AM
Rendely	$25.00	$25.00	9/20/2009 5:26:58 AM
lgs83	$25.00	$25.00	9/20/2009 10:03:36 AM
jgar_O	$30.00	$30.00	9/20/2009 2:41:57 PM
rjleves	$25.00	$25.00	9/20/2009 5:07:09 PM
rmachi	$25.00	$25.00	9/21/2009 8:28:06 AM
visionary-currency	$100.00	$100.00	9/21/2009 9:33:52 AM
ClearLake	$25.00	$25.00	9/21/2009 9:51:44 AM
coolspeed	$25.00	$25.00	9/21/2009 4:39:27 PM
credit-coach118	$25.00	$25.00	9/21/2009 6:57:50 PM
noble-revenue	$100.00	$100.00	9/22/2009 7:49:17 AM
tuffshortstuff	$50.00	$50.00	9/22/2009 9:32:46 AM
kegs	$100.00	$100.00	9/22/2009 10:33:47 AM
Jassi	$25.00	$25.00	9/22/2009 9:44:28 AM
turbine5	$40.00	$40.00	9/22/2009 10:25:23 AM
zento	$25.00	$25.00	9/22/2009 1:03:26 PM
gm93001	$25.00	$25.00	9/22/2009 1:23:10 PM
JJS180	$25.00	$25.00	9/22/2009 1:26:43 PM
riversmoke	$25.00	$25.00	9/22/2009 1:38:04 PM
MissionMicroFinance	$29.77	$29.77	9/22/2009 1:42:17 PM
majormoves1	$25.00	$25.00	9/22/2009 12:27:13 PM
rulender	$50.00	$50.00	9/22/2009 1:25:55 PM
rose88	$25.00	$25.00	9/22/2009 2:46:59 PM
dcoggins	$27.00	$27.00	9/22/2009 7:03:04 PM
fortytwo	$200.00	$200.00	9/23/2009 9:35:39 AM
transparency-giant	$50.00	$50.00	9/23/2009 8:12:09 AM
jetblack	$50.00	$50.00	9/23/2009 11:24:39 AM
bayareainv	$50.00	$50.00	9/23/2009 10:18:36 AM
interstellar	$50.00	$50.00	9/23/2009 12:03:03 PM
kindness-saver	$25.00	$25.00	9/23/2009 11:26:28 AM
neenerman	$25.00	$25.00	9/23/2009 2:27:44 PM
mikeandcat	$43.50	$43.50	9/23/2009 7:11:58 PM
BaxterEvil	$25.00	$25.00	9/24/2009 6:15:56 AM
jt88	$25.00	$25.00	9/24/2009 6:16:42 AM
catmanbob	$25.00	$25.00	9/24/2009 6:02:51 AM
nuclearmoose	$25.00	$25.00	9/24/2009 6:17:00 AM
CorporateT00l	$25.00	$25.00	9/24/2009 6:18:26 AM
RICHMONDREB	$25.00	$25.00	9/24/2009 6:18:33 AM
soldadoz	$25.00	$25.00	9/24/2009 6:15:47 AM
rce1964	$25.00	$25.00	9/24/2009 10:27:21 AM
WorldlyWorker	$25.00	$22.75	9/24/2009 9:22:18 AM
Havana21	$100.00	$100.00	9/24/2009 9:50:43 PM
honorable-yield	$50.00	$50.00	9/15/2009 4:53:07 PM
kinetic-diversification	$50.00	$50.00	9/15/2009 4:56:23 PM
engaging-worth	$30.00	$30.00	9/15/2009 4:57:00 PM
Sid-K	$50.00	$50.00	9/15/2009 4:53:11 PM
Moron_Buffet	$25.00	$25.00	9/15/2009 4:54:09 PM
sas19	$25.00	$25.00	9/15/2009 4:55:52 PM
bchen78875	$50.00	$50.00	9/15/2009 4:53:28 PM
WillingToHelpOut	$25.00	$25.00	9/15/2009 4:58:08 PM
uncleegg	$25.00	$25.00	9/16/2009 3:16:06 AM
degster	$25.00	$25.00	9/16/2009 8:46:20 AM
CULPEPPERGROUP	$25.00	$25.00	9/15/2009 7:16:50 PM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:04:01 PM
cash-sensai2	$25.00	$25.00	9/16/2009 12:50:01 PM
bazaar-tulip	$25.00	$25.00	9/16/2009 12:07:41 PM
flexiboy35	$25.00	$25.00	9/16/2009 5:42:02 PM
crenen139	$25.00	$25.00	9/16/2009 8:40:52 PM
Castellan	$25.00	$25.00	9/17/2009 2:11:40 PM
bid-papyrus	$50.00	$50.00	9/17/2009 5:20:15 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:20 PM
langdonx	$25.00	$25.00	9/18/2009 4:16:37 PM
mattbly	$25.00	$25.00	9/18/2009 5:03:22 PM
buckyhead2000	$25.00	$25.00	9/18/2009 5:55:47 PM
japper2353	$25.00	$25.00	9/19/2009 3:12:31 AM
Goodlender42	$25.00	$25.00	9/19/2009 6:17:23 PM
five-star-justice	$36.00	$36.00	9/20/2009 7:22:02 AM
SnE	$25.00	$25.00	9/20/2009 5:16:52 AM
kid8549	$25.00	$25.00	9/20/2009 9:22:29 AM
pawsitive	$25.00	$25.00	9/20/2009 2:02:09 PM
gracej	$25.00	$25.00	9/20/2009 7:41:57 PM
BlindProphet	$25.00	$25.00	9/20/2009 8:32:08 PM
zeraphm	$25.00	$25.00	9/21/2009 8:37:50 AM
suave-dollar	$40.00	$40.00	9/21/2009 9:32:55 AM
QuinMccoy	$25.00	$25.00	9/21/2009 5:43:49 PM
trade-watcher	$25.00	$25.00	9/21/2009 5:32:54 PM
Kelor99	$25.00	$25.00	9/21/2009 9:18:16 PM
nofreelunch	$25.00	$25.00	9/22/2009 7:37:10 AM
djh47a	$40.00	$40.00	9/22/2009 9:34:23 AM
Railbird	$25.00	$25.00	9/22/2009 9:36:38 AM
GatorBait	$25.00	$25.00	9/22/2009 9:50:25 AM
BoutYeBank	$25.00	$25.00	9/22/2009 7:57:45 AM
discrete-asset	$25.00	$25.00	9/22/2009 9:33:42 AM
larrybird	$95.00	$95.00	9/22/2009 10:53:48 AM
crossborders	$25.00	$25.00	9/22/2009 11:06:25 AM
bowdish1	$35.98	$35.98	9/22/2009 11:14:39 AM
milehighguy	$50.00	$50.00	9/22/2009 1:36:32 PM
ok	$25.00	$25.00	9/22/2009 1:38:12 PM
RickD1003	$50.00	$50.00	9/22/2009 1:42:55 PM
yank918	$25.00	$25.00	9/22/2009 1:26:01 PM
financelover	$50.00	$50.00	9/22/2009 3:34:04 PM
Banker7371	$25.00	$25.00	9/22/2009 4:12:05 PM
BuckNaikid	$25.00	$25.00	9/22/2009 4:03:52 PM
bid-wonder	$25.00	$25.00	9/22/2009 5:32:00 PM
Marathoner	$25.00	$25.00	9/22/2009 8:47:07 PM
dime-violin	$25.00	$25.00	9/23/2009 9:33:20 AM
Artist_Blue	$25.00	$25.00	9/23/2009 10:12:22 AM
TheTimeIsNow	$25.00	$25.00	9/23/2009 10:52:00 AM
Dollars4Rent	$25.00	$25.00	9/23/2009 8:18:32 AM
jeffc92	$50.00	$50.00	9/23/2009 10:18:51 AM
bansir	$25.00	$25.00	9/23/2009 4:25:55 PM
cpy911	$25.00	$25.00	9/24/2009 6:14:54 AM
Coach2often	$50.00	$50.00	9/24/2009 6:16:08 AM
Avala	$25.00	$25.00	9/24/2009 6:16:12 AM
MGOT-Ken	$25.00	$25.00	9/24/2009 6:02:25 AM
JnL	$25.00	$25.00	9/24/2009 6:03:10 AM
Hogpilot	$25.00	$25.00	9/24/2009 6:14:45 AM
pipopirate	$25.00	$25.00	9/24/2009 6:16:30 AM
CPAMAN	$25.00	$25.00	9/24/2009 7:37:04 AM
GElender	$50.00	$50.00	9/24/2009 8:57:14 AM
sflawya	$25.00	$25.00	9/24/2009 11:25:08 AM
Savings_EQ_Dignity	$40.00	$40.00	9/24/2009 10:33:47 PM
142 bids
Borrower Payment Dependent Notes Series 423534
This series of Notes was issued and sold upon the funding of the borrower loan #38793, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction start date:	Sep-11-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-25-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Oct-1978	Debt/Income ratio:	31%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	34	Length of status:	1y 6m
Amount delinquent:	$678	Revolving credit balance:	$6,852	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	2
Screen name:	CookieDL	Borrower's state:	NewMexico	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	660-680 (Sep-2008) 600-620 (Jul-2007)
Principal balance:	$2,090.90	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Close to HOME!
Purpose of loan:

Hi and thank you for viewing my listing. I am a divorced, self supported woman who is very near a lifetime goal, thanks in part to Prosper. Two years ago, I was approved for a loan from Prosper which helped me pay off a large amount a debt, enabling me to make timely payments to the creditors I had left, including Prosper, and save a bit of money to buy a house of my own. I am now a stable financial and was progressing towards my goal when I found out I need even more than was first determined for my closing costs. I do not want to put this off any further because I will lose the opportunity to received the $8K tax credit with a home purchase prior to November 30, 2009. I am a professional in the Human Resources field, and am currently employed as a Human Resources Manager at a solar solutions company.I have a graduate degree in Human Resources.I am a tremendously responsible person and have never missed a payment to Prosper. I will continue to make timely pymts to Prosper and all outstanding debts, some of which are very close to being paid off. I have a very dependable job, a monthly pension from a previous job and guaranteed income. I would use the Prosper Loan for closing costs on my house
$2000 Total amount needed for closing costs (asking for a $2000 loan)

Current monthly net income is $3723.00

My monthly budget:
$650 Rent
$900 Debt not paid off by loan
$60 Cable
$100 Auto Insurance
$100 Electric/Gas
$75 Life Insurance
$360 Car Pymt
$50 Internet
$95 Phone
$80 Prescriptions
$225 Food
$360 IRS
$100 Household Goods
$50 Pet Supplies
$150 Loan
$3355 total monthly expenses

As you can see, I have over $350. left over to be used, not only for my Prosper Pymt, but for savings/ emergencies, I can move into my new home!I promise that my pymts to Prosper will be my top priority each mo. In fact, I am going to have Prosper automatically withdraw my pymt. each mo. so that everyone, including myself, knows that my pymt. will be made on time. Thank you again for viewing my listing and God Bless!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What will your monthly mortgage payment be? - karmanxten
A: I should have referred to that in my listing, of course. The lender has given me an estimate of $900. -$950. Thank you for your inquiry. (Sep-14-2009)
Q: I have over $350. left over to be used. - $300 - $350 difference btw rent and mortgage. It just got used up in your mortgage. - karmanxten
A: I realize that's the "balance" currently, however, I have three monthly payments that will be wiped out within 2 months (total of $250./month) and I receive quarterly bonuses, aprroximately $1000. each, which I don't include in my income amount and I am about to be promoted. For these reasons, I know I will be able to meet my obligations. Thank you for your inquiry. (Sep-14-2009)
Q: good questions. Good answers. How long do you plan on keeping the loan, if it gets funded? - justme4now
A: It's my understanding that Prosper sets the timeline. The monthly payment amount indicated was equivelant to two years. (Sep-15-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bobd32	$25.00	$25.00	9/14/2009 4:02:25 PM
sweety075	$25.00	$25.00	9/18/2009 5:07:48 PM
BBL	$25.00	$25.00	9/24/2009 4:34:50 PM
TheAlchemist	$49.02	$49.02	9/24/2009 7:46:12 PM
best-generosity-financier	$25.00	$25.00	9/24/2009 9:19:28 PM
JobLowe	$26.44	$10.98	9/25/2009 9:10:18 AM
visionary-currency	$300.00	$300.00	9/25/2009 3:23:53 PM
visionary-currency	$100.00	$100.00	9/25/2009 3:27:38 PM
LAKETIME	$25.00	$25.00	9/18/2009 11:43:06 AM
fallentimbers	$25.00	$25.00	9/20/2009 6:55:20 AM
rustysailor	$40.00	$40.00	9/20/2009 10:53:55 PM
PugDog	$25.00	$25.00	9/24/2009 5:37:11 PM
Lubava	$25.00	$25.00	9/25/2009 5:32:48 AM
visionary-currency	$1,000.00	$1,000.00	9/25/2009 3:18:50 PM
visionary-currency	$300.00	$300.00	9/25/2009 3:20:36 PM
15 bids
Borrower Payment Dependent Notes Series 423718
This series of Notes was issued and sold upon the funding of the borrower loan #38813, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction start date:	Sep-11-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Sep-25-2009

Starting lender yield:	10.52%	Starting borrower rate/APR:	11.52% / 11.87%	Starting monthly payment:	$197.91
Final lender yield:	10.52%	Final borrower rate/APR:	11.52% / 11.87%	Final monthly payment:	$197.91

Auction yield range:	3.27% - 10.52%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1974	Debt/Income ratio:	Not calculated
Credit score:	840-860 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	30	Length of status:	6y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,484	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	bid-saber8	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business
Purpose of loan:
This loan will be used to purchase a different utility or re-model the one I already own since I bought it new in 1996 and already know what needs to be done to make like new.

My financial situation:
I am a good candidate for this loan because I'm a very safe business prospect as evidenced by the fact that I've recently finished paying off a $28,000 loan with Bank of America.? They send me blank checks to trap me again at exorbitant interest rates.? (I can provide proof if needed)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What do you mean by a different utility? - Vegan-Girl
A: I've now decided to keep my old SUV or Sports Utility Vehicle. Instead of getting rid of it, I'm going to have it repainted and repaired. I know what needs to be done since I;ve kept it properly maintained since 1996 when I purchased it new. Thanks. (Sep-14-2009)
Q: Just a suggestion, if this loan doesn't get funded try to be more clear in your next listing. If you are looking for an auto loan, say auto loan. A business loan when your occupation is retired and you're looking for a "utility" isn't very clear... - suzanny
A: Thanks for the suggestion. I actually submitted two different requests for loans considerations. Your response addresses both of them as if they are one. My first request supposedly expired. It was for an SUV or automobile. The other was for a business investment. The amounts were different. I'm actually waiting to hear from the one for the business investment. Now, I don't know if I still want the loan. I have an excellent credit rating and have recently had an infusion of cash. (Sep-25-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

powersjq	$25.00	$25.00	9/11/2009 4:11:42 PM
hellasow	$30.00	$30.00	9/12/2009 12:31:31 PM
blot44	$50.00	$50.00	9/13/2009 10:53:44 AM
oldman1947	$25.00	$25.00	9/14/2009 11:03:04 AM
buphigam	$25.00	$25.00	9/18/2009 5:39:00 PM
hawker	$100.00	$100.00	9/20/2009 6:10:51 AM
vegibenz	$25.00	$25.00	9/21/2009 5:17:16 PM
Quiz18	$25.00	$25.00	9/21/2009 4:52:16 PM
FOFagent1	$100.00	$100.00	9/21/2009 8:12:55 PM
justice-excellency	$50.00	$50.00	9/23/2009 6:58:23 AM
Ven58	$25.00	$25.00	9/23/2009 4:33:41 PM
namd	$50.00	$50.00	9/23/2009 7:13:13 PM
lanlie	$228.04	$228.04	9/24/2009 2:56:33 AM
StillLife	$50.00	$50.00	9/24/2009 11:22:18 AM
Wachocia	$25.00	$25.00	9/24/2009 6:36:43 PM
arampata	$50.00	$50.00	9/25/2009 5:07:58 AM
best-generosity-financier	$25.00	$25.00	9/24/2009 9:21:13 PM
Skeptical-one	$50.00	$50.00	9/25/2009 8:11:28 AM
MNMAN21	$100.00	$100.00	9/25/2009 1:04:27 PM
lamsabuy	$4,000.00	$2,278.64	9/25/2009 11:57:46 AM
Brown98	$25.00	$25.00	9/25/2009 12:02:39 PM
Gold_Coin	$25.00	$25.00	9/25/2009 12:02:42 PM
tuckerdog75	$25.00	$25.00	9/25/2009 1:13:07 PM
BradyKP	$80.50	$80.50	9/25/2009 12:53:50 PM
yu-rik	$100.00	$100.00	9/25/2009 3:21:29 PM
MNMAN21	$100.00	$100.00	9/25/2009 1:03:39 PM
sixjacobs	$50.00	$50.00	9/25/2009 2:05:25 PM
mpatrick	$100.00	$100.00	9/25/2009 2:10:19 PM
Rob717171	$150.00	$150.00	9/25/2009 2:34:14 PM
active-return	$25.00	$25.00	9/25/2009 3:03:47 PM
dannyboy_997	$25.00	$25.00	9/25/2009 3:20:00 PM
truelumen	$25.00	$25.00	9/25/2009 3:04:05 PM
JDWCARD	$45.00	$45.00	9/25/2009 3:47:25 PM
bonFire8	$28.00	$28.00	9/25/2009 3:25:37 PM
JustMee	$25.00	$25.00	9/12/2009 10:12:54 AM
senior1	$25.00	$25.00	9/16/2009 10:46:32 AM
lanlie	$322.38	$322.38	9/23/2009 4:48:43 AM
justice-excellency	$50.00	$50.00	9/23/2009 6:58:46 AM
justice-excellency	$50.00	$50.00	9/23/2009 6:58:58 AM
ManhattanLender	$25.00	$25.00	9/23/2009 2:18:16 PM
mcabery	$150.00	$150.00	9/23/2009 1:09:31 PM
beerfool	$25.00	$25.00	9/23/2009 9:39:24 PM
tranquil-power	$25.00	$25.00	9/24/2009 11:26:19 AM
asset-numero-uno	$100.00	$100.00	9/24/2009 5:30:55 PM
us957165	$25.00	$25.00	9/24/2009 7:14:08 PM
bobbyhume	$25.00	$25.00	9/24/2009 8:57:59 PM
nolahelper	$50.00	$50.00	9/25/2009 5:54:50 AM
wealthydc	$55.51	$55.51	9/25/2009 3:20:00 AM
marketplace-tamer8	$25.00	$25.00	9/25/2009 10:39:15 AM
lth35	$29.09	$29.09	9/25/2009 12:06:22 PM
localsports38	$25.00	$25.00	9/25/2009 12:08:53 PM
improvman	$25.00	$25.00	9/25/2009 11:18:38 AM
Lear31	$27.00	$27.00	9/25/2009 12:39:44 PM
sorace	$100.00	$100.00	9/25/2009 12:00:44 PM
Earn_money	$25.00	$25.00	9/25/2009 2:10:38 PM
credit-coach118	$25.00	$25.00	9/25/2009 2:11:12 PM
redrose1518	$50.00	$50.00	9/25/2009 3:04:04 PM
TheLoanManCan	$50.00	$50.00	9/25/2009 1:27:13 PM
falcone	$50.00	$50.00	9/25/2009 2:14:36 PM
historyman	$25.00	$25.00	9/25/2009 1:30:10 PM
visionary-currency	$300.00	$300.00	9/25/2009 3:15:23 PM
oreyedoc	$50.00	$50.00	9/25/2009 3:55:29 PM
truth-silo	$40.84	$40.84	9/25/2009 3:35:15 PM
Triver9	$25.00	$25.00	9/25/2009 3:50:15 PM
Engineer44	$35.00	$35.00	9/25/2009 4:00:57 PM
65 bids
Borrower Payment Dependent Notes Series 424622
This series of Notes was issued and sold upon the funding of the borrower loan #38810, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction start date:	Sep-16-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-30-2009

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$169.81
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 28.32%	Final monthly payment:	$161.16

Auction yield range:	17.27% - 29.00%	Estimated loss impact:	19.44%
Lender servicing fee:	1.00%	Estimated return:	5.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	30	Length of status:	11y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,349	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	stylist4u	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	39 ( 100% )	700-720 (Latest)
Principal borrowed:	$13,001.00	< mo. late:	0 ( 0% )	700-720 (Jul-2009) 660-680 (Feb-2008) 660-680 (May-2006)
Principal balance:	$5,653.71	1+ mo. late:	0 ( 0% )
Total payments billed:	39
Description
Paying Income Taxes
I need this loan to pay off federal income taxes from 2008.??I do NOT want to set up payments with?the IRS for this.? This is a relisting.? The first time, my loan was funded, however, I somehow neglected to show my self-employment status, which makes me HR, unfortunately.? I am a successful salon owner.? My estimated tax payments did not cover all that I owe.? Please consider me for this loan.? I have perfect payment history.? I assure you, this loan will be paid!? Thank you for considering my listing?and?thank you?for your time.?

This is a breakdown of my monthly expenses.
House Payment 1200
Car Payment and Insurance?548
Prosper 353
Credit Card Payments 250
Utilities 200
Phone/Cable/Internet 100
Health Insurance 138
I have 2 roommates who pay $400 each per month not included in stated income, which comes to $5200 per month before rent or $6000 after rental income.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fcb202	$25.00	$25.00	9/16/2009 4:00:38 PM
Flying_Tilapia	$25.00	$25.00	9/28/2009 2:12:23 AM
lib5836	$25.00	$25.00	9/29/2009 9:52:38 PM
iolaire	$106.68	$106.68	9/30/2009 11:36:54 AM
maga	$4,000.00	$3,793.32	9/30/2009 12:59:23 PM
RainyDayFunds	$25.00	$25.00	9/28/2009 3:52:25 PM
6 bids
Borrower Payment Dependent Notes Series 424073
This series of Notes was issued and sold upon the funding of the borrower loan #38807, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	AA	Auction start date:	Sep-14-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Sep-23-2009

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 11.35%	Starting monthly payment:	$212.80
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 9.74%	Final monthly payment:	$207.91

Auction yield range:	3.27% - 10.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1992	Debt/Income ratio:	9%
Credit score:	820-840 (Sep-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$25,983	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	31%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	admirable-trade	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Down High Interest Debt
Purpose of loan:
I never thought I'd be in this situation.??I started a side-business over a year ago?and didn't see the financial collapse coming.?? I racked up a large amount of credit card debt, the business didn't take off as planned?and I?can't seem to catch up because the interest rate is too high.? I've learned my lesson and want very much to get my payments under control and pay down the debt in a methodical manner.? My intent was to leave my current employer and?"prosper" but it's not in the cards at this time.? I have two young?boys in?full-time daycare and they are my?main focus right now.? I want the world for them and hope to get my finances under control so I can begin to save for their future.???

My financial situation:
My financial situation is good in that both my wife and I are gainfully employed.? My wife is a teacher and I work for a Fortune 500 company in secure sector not affected by the economy.? We generate good monthly income but don't have the free cash flow to pay down this much debt in a short amount of time.? Just looking to spread out the payments over time to ensure there is a cushion in the event of an emergency.? We are honest, good people in an unlucky situation.? Put your trust in our ability to pay on time-every time and you will not be disappointed.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CULPEPPERGROUP	$25.00	$25.00	9/14/2009 4:51:02 PM
Syzygy	$25.00	$25.00	9/14/2009 4:54:11 PM
bazaar-tulip	$25.00	$25.00	9/14/2009 5:00:43 PM
skuba	$50.00	$50.00	9/14/2009 5:12:51 PM
cash-sensai2	$25.00	$25.00	9/14/2009 5:13:12 PM
gold-tsunami	$25.00	$25.00	9/14/2009 5:16:55 PM
ethicalhumanist	$25.00	$25.00	9/14/2009 5:19:34 PM
Sid-K	$50.00	$50.00	9/14/2009 5:12:20 PM
bchen78875	$50.00	$50.00	9/14/2009 5:13:25 PM
understanding-marketplace	$100.00	$100.00	9/14/2009 5:13:48 PM
MidnightBank	$25.00	$25.00	9/14/2009 5:26:57 PM
personal-lender	$25.00	$25.00	9/14/2009 5:16:41 PM
responsibility-butterfly	$25.00	$25.00	9/14/2009 4:57:15 PM
rjleves	$25.00	$25.00	9/14/2009 5:17:47 PM
kinetic-diversification	$50.00	$50.00	9/14/2009 5:34:11 PM
mikeandcat	$50.00	$50.00	9/14/2009 7:06:52 PM
nuclearmoose	$25.00	$25.00	9/14/2009 7:06:49 PM
WillingToHelpOut	$25.00	$25.00	9/15/2009 7:00:27 AM
turbine5	$40.00	$40.00	9/15/2009 11:06:14 AM
uncleegg	$25.00	$25.00	9/16/2009 3:15:44 AM
degster	$25.00	$25.00	9/16/2009 8:45:59 AM
goofy15975	$25.00	$25.00	9/16/2009 9:31:28 AM
FG9YTR	$25.00	$25.00	9/16/2009 10:48:51 AM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:03:34 PM
sana66	$25.00	$25.00	9/16/2009 5:00:45 PM
top-impressive-dinero	$25.00	$25.00	9/16/2009 5:01:33 PM
flexiboy35	$25.00	$25.00	9/16/2009 5:35:29 PM
SKOAL	$25.00	$25.00	9/16/2009 8:26:42 PM
buckyhead2000	$25.00	$25.00	9/16/2009 9:10:14 PM
bowdish1	$42.53	$42.53	9/17/2009 6:15:29 AM
Barak	$80.00	$80.00	9/17/2009 8:21:14 AM
TheTimeIsNow	$25.00	$25.00	9/17/2009 11:36:40 AM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:10 PM
benroo	$25.00	$25.00	9/17/2009 12:54:27 PM
Castellan	$25.00	$25.00	9/17/2009 2:11:17 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:04 PM
rulender	$50.00	$50.00	9/17/2009 7:42:10 PM
BuckNaikid	$25.00	$25.00	9/17/2009 7:57:42 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:17 PM
js60l	$25.00	$25.00	9/18/2009 4:58:13 AM
ok	$25.00	$25.00	9/18/2009 6:31:48 AM
CPAMAN	$25.00	$25.00	9/18/2009 8:31:21 AM
friendlyviking	$25.00	$25.00	9/18/2009 9:19:25 AM
Avala	$25.00	$25.00	9/18/2009 10:05:53 AM
SNH	$50.00	$50.00	9/18/2009 10:11:20 AM
j48	$25.00	$25.00	9/18/2009 10:51:31 AM
reo379	$50.00	$50.00	9/18/2009 12:11:55 PM
Octavian315	$50.00	$50.00	9/18/2009 12:31:12 PM
Raser	$25.00	$25.00	9/18/2009 1:13:04 PM
haryassman	$25.00	$25.00	9/18/2009 1:38:05 PM
linklady	$50.00	$50.00	9/18/2009 1:53:52 PM
mathprof	$25.00	$25.00	9/18/2009 1:55:00 PM
Gold_Coin	$25.00	$25.00	9/18/2009 2:23:54 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:24 PM
KiwiElf	$30.00	$30.00	9/18/2009 4:03:25 PM
mattbly	$25.00	$25.00	9/18/2009 4:18:24 PM
Artist_Blue	$25.00	$25.00	9/18/2009 4:32:48 PM
conceptpi	$25.00	$25.00	9/18/2009 4:26:56 PM
jt88	$25.00	$25.00	9/18/2009 4:48:46 PM
888168	$45.71	$45.71	9/18/2009 5:15:43 PM
szetowski	$25.00	$25.00	9/18/2009 6:02:43 PM
majormoves1	$25.00	$25.00	9/18/2009 6:19:15 PM
Jassi	$25.00	$25.00	9/18/2009 7:34:51 PM
CoolHelp	$25.00	$25.00	9/18/2009 6:55:40 PM
hellasow	$25.00	$25.00	9/18/2009 9:02:30 PM
pbeach05	$25.00	$25.00	9/19/2009 1:06:55 AM
mscomeaux	$25.00	$25.00	9/19/2009 5:07:02 AM
pinaypie1	$25.00	$25.00	9/19/2009 7:42:17 AM
LoftyIdeals	$25.00	$25.00	9/19/2009 7:43:51 AM
money-vista	$25.00	$25.00	9/19/2009 9:57:17 AM
kurizoo	$25.00	$25.00	9/19/2009 9:28:20 AM
best-platinum-persimmon	$50.00	$50.00	9/19/2009 9:26:57 AM
dollars4debts	$25.00	$25.00	9/19/2009 9:28:24 AM
return-flamenco	$25.00	$25.00	9/19/2009 12:01:54 PM
MissionMicroFinance	$25.00	$25.00	9/19/2009 3:11:50 PM
ctgscott	$25.00	$25.00	9/19/2009 11:36:52 AM
credit-bearer959	$25.00	$25.00	9/20/2009 3:13:50 AM
BayShell	$32.47	$32.47	9/19/2009 11:51:55 PM
Viamin	$25.00	$25.00	9/20/2009 1:22:26 AM
goodkarma	$25.00	$25.00	9/20/2009 8:08:10 AM
teejay411	$100.00	$100.00	9/20/2009 9:12:02 AM
catmanbob	$25.00	$25.00	9/20/2009 9:26:51 AM
lgs83	$25.00	$25.00	9/20/2009 10:03:27 AM
Skramar	$25.00	$25.00	9/20/2009 11:37:09 AM
credit-coach118	$25.00	$2.95	9/20/2009 12:57:30 PM
ajk_blue	$25.00	$25.00	9/20/2009 10:56:50 PM
TechieLender	$100.00	$100.00	9/21/2009 6:18:38 AM
FL-Lender	$30.00	$30.00	9/21/2009 11:31:11 PM
Kelor99	$25.00	$25.00	9/21/2009 8:42:37 PM
Phantom	$50.00	$50.00	9/22/2009 9:08:35 AM
loanman2007	$50.00	$50.00	9/22/2009 6:26:55 AM
SpotLending	$50.00	$50.00	9/22/2009 11:48:32 AM
slick8812	$25.00	$25.00	9/22/2009 1:17:50 PM
bansir	$25.00	$25.00	9/22/2009 5:41:43 PM
RandyL3	$70.52	$70.52	9/22/2009 7:09:54 PM
elasermd	$50.00	$50.00	9/14/2009 5:14:18 PM
seasportsguy	$25.00	$25.00	9/14/2009 5:14:31 PM
LoanGiver	$25.00	$25.00	9/14/2009 5:16:09 PM
Cai8899	$25.00	$25.00	9/14/2009 5:10:17 PM
lagnisiruk	$25.00	$25.00	9/14/2009 5:10:49 PM
Cherrypicker06	$25.00	$25.00	9/14/2009 5:11:01 PM
honorable-yield	$50.00	$50.00	9/14/2009 5:11:51 PM
DukSerduk	$25.00	$25.00	9/14/2009 5:12:32 PM
turbospeed	$25.00	$25.00	9/14/2009 4:47:57 PM
yank918	$25.00	$25.00	9/14/2009 5:22:58 PM
Goodlender42	$25.00	$25.00	9/14/2009 5:27:17 PM
Hogpilot	$25.00	$25.00	9/14/2009 5:28:57 PM
crossborders	$25.00	$25.00	9/14/2009 5:18:37 PM
sas19	$25.00	$25.00	9/14/2009 5:29:32 PM
rose88	$25.00	$25.00	9/14/2009 5:40:20 PM
don8ter	$60.00	$60.00	9/14/2009 5:11:14 PM
testobsessed	$100.00	$100.00	9/14/2009 5:14:05 PM
Moron_Buffet	$25.00	$25.00	9/14/2009 5:15:33 PM
Kame	$25.00	$25.00	9/14/2009 5:15:54 PM
five-star-justice	$36.00	$36.00	9/14/2009 5:17:29 PM
greenback-floret	$25.00	$25.00	9/14/2009 5:19:40 PM
compoundinterest	$50.00	$50.00	9/14/2009 5:31:35 PM
engaging-worth	$30.00	$30.00	9/14/2009 5:42:48 PM
langdonx	$50.00	$50.00	9/14/2009 7:10:05 PM
blot44	$50.00	$50.00	9/14/2009 8:40:32 PM
justice-excellency	$50.00	$50.00	9/14/2009 11:00:37 PM
turbostar666	$76.39	$76.39	9/14/2009 7:11:32 PM
Iwantahelp	$25.00	$25.00	9/14/2009 7:12:01 PM
zento	$25.00	$25.00	9/15/2009 9:50:33 AM
gm93001	$25.00	$25.00	9/14/2009 11:06:31 PM
The-Lighthouse-Group	$25.00	$25.00	9/15/2009 4:51:29 PM
impartial-deal	$25.00	$25.00	9/15/2009 8:35:11 PM
bid-papyrus	$50.00	$50.00	9/16/2009 6:00:53 AM
vegibenz	$25.00	$25.00	9/16/2009 10:33:39 AM
Coach2often	$50.00	$50.00	9/16/2009 12:36:53 PM
Moby	$50.00	$50.00	9/16/2009 3:55:34 PM
the-rate-creature	$25.00	$25.00	9/16/2009 12:56:10 PM
jybank	$25.00	$25.00	9/16/2009 4:46:43 PM
JnL	$25.00	$25.00	9/16/2009 7:27:35 PM
Lendomatic	$25.00	$25.00	9/17/2009 3:45:29 AM
crenen139	$25.00	$25.00	9/16/2009 8:40:35 PM
jchix	$25.00	$25.00	9/17/2009 2:21:54 PM
minista	$25.00	$25.00	9/17/2009 6:58:00 PM
Deuce	$30.00	$30.00	9/18/2009 5:30:29 AM
noble-revenue	$25.00	$25.00	9/18/2009 5:41:12 AM
vacation-funding	$25.00	$25.00	9/18/2009 6:58:15 AM
neenerman	$25.00	$25.00	9/18/2009 7:25:54 AM
JJS180	$25.00	$25.00	9/18/2009 8:52:02 AM
dealarella	$25.00	$25.00	9/18/2009 10:06:55 AM
PatRichi	$25.00	$25.00	9/18/2009 11:09:29 AM
bmbanzai	$25.00	$25.00	9/18/2009 11:31:25 AM
Dreams4Cash	$25.00	$25.00	9/18/2009 11:31:11 AM
longisland47m	$25.00	$25.00	9/18/2009 12:03:42 PM
BigLinCT	$50.00	$50.00	9/18/2009 12:45:36 PM
monstersdad	$50.00	$50.00	9/18/2009 1:05:16 PM
fsa3	$25.00	$25.00	9/18/2009 12:41:05 PM
brainy-dedication	$25.00	$25.00	9/18/2009 1:08:01 PM
hayhelp	$25.00	$25.00	9/18/2009 1:01:24 PM
silver-ace	$25.00	$25.00	9/18/2009 1:15:06 PM
imagenki	$25.00	$25.00	9/18/2009 1:50:27 PM
sparky1129	$25.00	$25.00	9/18/2009 1:50:05 PM
TK4	$25.00	$25.00	9/18/2009 1:54:06 PM
HoyaHeel	$40.00	$40.00	9/18/2009 1:59:44 PM
pulmdoc	$25.00	$25.00	9/18/2009 2:44:22 PM
totoro	$25.00	$25.00	9/18/2009 3:33:03 PM
LPSolutions	$25.00	$25.00	9/18/2009 3:32:20 PM
onegoodlender	$25.00	$25.00	9/18/2009 4:50:49 PM
meux99	$25.00	$25.00	9/18/2009 5:04:00 PM
interstellar	$50.00	$50.00	9/18/2009 5:38:44 PM
moneylender987	$25.00	$25.00	9/18/2009 6:46:46 PM
aajwm	$50.00	$50.00	9/18/2009 7:06:10 PM
Mathusalum	$100.00	$100.00	9/18/2009 9:42:19 PM
pinnacle10	$25.00	$25.00	9/18/2009 9:56:53 PM
RICHMONDREB	$25.00	$25.00	9/18/2009 8:36:56 PM
japper2353	$25.00	$25.00	9/19/2009 3:12:13 AM
chief_wo	$25.00	$25.00	9/19/2009 7:27:25 AM
djs81	$25.00	$25.00	9/19/2009 9:32:18 AM
SS123	$25.00	$25.00	9/19/2009 9:58:56 AM
ritchie70	$25.00	$25.00	9/19/2009 11:42:22 AM
lending-bear	$31.57	$31.57	9/19/2009 11:42:39 AM
coin-lender77	$25.00	$25.00	9/19/2009 2:26:48 PM
museic1	$25.00	$25.00	9/19/2009 12:51:48 PM
MGOT-Ken	$25.00	$25.00	9/19/2009 5:07:14 PM
DHolly	$25.00	$25.00	9/19/2009 1:10:34 PM
j2ee	$25.00	$25.00	9/19/2009 6:43:06 PM
Turkish101	$25.00	$25.00	9/19/2009 3:11:49 PM
Rendely	$25.00	$25.00	9/20/2009 5:26:51 AM
tender-gold	$25.00	$25.00	9/20/2009 9:52:42 AM
hawkhelp	$25.00	$25.00	9/20/2009 6:48:03 AM
stormwatch	$25.00	$25.00	9/20/2009 10:21:57 AM
kid8549	$25.00	$25.00	9/20/2009 9:22:16 AM
Phantom99	$25.00	$25.00	9/20/2009 8:12:13 AM
wormdc	$25.00	$25.00	9/20/2009 9:52:12 AM
stonesculptor	$100.00	$100.00	9/21/2009 7:38:52 AM
rakey	$25.00	$25.00	9/21/2009 6:02:07 AM
innovator799	$25.00	$25.00	9/21/2009 7:43:06 AM
market-assembler	$50.00	$50.00	9/21/2009 8:29:42 AM
Dollars4Rent	$25.00	$25.00	9/21/2009 8:53:57 AM
plbquic	$25.00	$25.00	9/21/2009 2:06:32 PM
visionary-currency	$100.00	$100.00	9/21/2009 4:28:47 PM
jetblack	$46.86	$46.86	9/22/2009 9:07:05 AM
rce1964	$25.00	$25.00	9/22/2009 1:26:08 PM
liberty-thinker	$25.00	$25.00	9/23/2009 6:31:09 AM
ChristopherHS	$25.00	$25.00	9/23/2009 7:32:05 AM
199 bids
Borrower Payment Dependent Notes Series 424663
This series of Notes was issued and sold upon the funding of the borrower loan #38785, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,837.00	Prosper Rating:	B	Auction start date:	Sep-17-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Oct-01-2009

Starting lender yield:	18.98%	Starting borrower rate/APR:	19.98% / 22.22%	Starting monthly payment:	$105.40
Final lender yield:	17.15%	Final borrower rate/APR:	18.15% / 20.36%	Final monthly payment:	$102.78

Auction yield range:	6.27% - 18.98%	Estimated loss impact:	5.30%
Lender servicing fee:	1.00%	Estimated return:	11.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,923	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	1
Screen name:	higgins08	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	720-740 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	680-700 (Jul-2008)
Principal balance:	$1,374.55	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Revamping Our Website
Purpose of loan: With this loan I will invest in our website and our marketing. I would like to automate the education of our potential clients and current customers to better serve them as we add value to their business.

My financial situation: I am a great candidate for this loan because I have a successful web consulting business that will easily expand with a revamped website and marketing process.

Monthly Net Income: $4000

Rent: $1295Car/Renters Insurance: $150Electric/gas: $280Water/sewer: $35Internet/phone: $40Credit card payments (we do not use credit cards anymore): $220Student loan payments: $160
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CommerciaLender	$27.00	$27.00	9/21/2009 11:15:23 AM
tntbuzz	$50.00	$50.00	9/23/2009 7:58:41 PM
Chrishu	$25.00	$25.00	9/29/2009 3:40:16 PM
OzGuy609	$25.00	$25.00	9/30/2009 6:59:57 AM
Watersports	$500.00	$500.00	9/30/2009 1:44:04 PM
SPADES	$100.00	$100.00	9/30/2009 4:19:13 PM
csak13	$25.00	$25.00	9/30/2009 7:11:02 PM
Investor704	$50.00	$50.00	9/30/2009 7:46:58 PM
szasza	$50.00	$50.00	10/1/2009 2:42:29 AM
TheLenderYouWantBiddingForYou	$25.00	$25.00	10/1/2009 6:17:31 AM
Pu239	$50.00	$50.00	10/1/2009 8:19:03 AM
m60gpmg	$50.00	$50.00	10/1/2009 6:51:24 AM
nevetsnosliw1	$25.00	$25.00	10/1/2009 7:56:14 AM
ColoradoLender82	$25.00	$25.00	10/1/2009 7:57:08 AM
Leshan	$100.00	$100.00	10/1/2009 9:14:13 AM
outdoorduck8	$44.00	$44.00	10/1/2009 10:34:49 AM
bbeeler	$202.26	$202.26	10/1/2009 10:05:24 AM
gpuck	$25.00	$25.00	10/1/2009 10:54:14 AM
maga	$25.00	$25.00	10/1/2009 11:45:07 AM
p2p-journey	$25.00	$25.00	10/1/2009 11:01:57 AM
amlu1988	$25.00	$25.00	10/1/2009 11:12:32 AM
dudebrah	$25.00	$25.00	10/1/2009 11:18:13 AM
grammaspurse	$62.00	$62.00	10/1/2009 1:29:14 PM
WorkingTA	$26.00	$26.00	10/1/2009 1:31:46 PM
LAKETIME	$25.00	$25.00	10/1/2009 3:29:00 PM
the-profit-oracle	$25.00	$25.00	10/1/2009 2:41:35 PM
Gandalf0001	$25.00	$25.00	10/1/2009 3:44:49 PM
Savings_EQ_Dignity	$75.00	$75.00	10/1/2009 4:30:50 PM
Prossper-Godfather	$100.00	$45.25	10/1/2009 4:31:09 PM
AdamBertocci	$25.00	$25.00	9/22/2009 8:03:59 PM
market-orb	$50.00	$50.00	9/23/2009 9:18:33 AM
Galdis	$25.00	$25.00	9/27/2009 6:14:19 PM
donlenboy	$25.00	$25.00	9/29/2009 11:17:24 AM
payontime1	$50.00	$50.00	9/29/2009 7:30:56 PM
payingit4ward	$50.00	$50.00	9/29/2009 5:20:53 PM
szasza	$50.00	$50.00	10/1/2009 2:41:28 AM
EEasyMoney	$25.00	$25.00	9/30/2009 9:21:08 PM
szasza	$50.00	$50.00	10/1/2009 2:43:20 AM
Johnab	$50.00	$50.00	10/1/2009 6:36:37 AM
mckhbnpc	$30.05	$30.05	10/1/2009 8:44:37 AM
JauaFlash	$25.00	$25.00	10/1/2009 10:39:17 AM
mavenhaven	$25.00	$25.00	10/1/2009 12:49:52 PM
radiant-value	$31.78	$31.78	10/1/2009 12:25:24 PM
Astyanax	$25.00	$25.00	10/1/2009 1:07:05 PM
fireferd	$103.66	$103.66	10/1/2009 1:40:00 PM
CapricornLending	$45.00	$45.00	10/1/2009 3:19:15 PM
Prossper-Godfather	$200.00	$200.00	10/1/2009 4:30:20 PM
investment-visionary	$45.00	$45.00	10/1/2009 4:22:39 PM
Prossper-Godfather	$100.00	$100.00	10/1/2009 4:30:55 PM
Engineer44	$25.00	$25.00	10/1/2009 4:30:43 PM
50 bids